Exhibit 32.1

Certification pursuant to
Section 1350 of Chapter 63 of Title 18 of the United States Code

In connection with the annual report of Theater Xtreme Entertainment Group, Inc. (the “Company”) on Form 10-KSB for the fiscal year ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Scott R. Oglum, being the Principal Executive Officer of the Company, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  October 15, 2007

/s/ Scott R. Oglum
Name:  Scott R. Oglum
Title:    Chief Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350; it is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.